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                                                                    EXHIBIT 11.1

                       CROWN CASTLE INTERNATIONAL CORP.

                   COMPUTATION OF NET LOSS PER COMMON SHARE
              (In thousands of dollars, except per share amounts)






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
                                                                     Three Months Ended March 31,
                                                                   -------------------------------
                                                                      1998             1999
                                                                   ----------       -----------
                                                                      (In thousands of dollars,
                                                                       except per share amounts)
Loss before cumulative effect of change in accounting
 principle                                                           $(6,606)         $(13,473)
Dividends on preferred stock                                          (2,055)           (6,408)
                                                                     -------          --------
Loss before cumulative effect of change in accounting
 principle applicable to common stock for basic and diluted
 computations                                                         (8,661)          (19,881)
Cumulative effect of change in accounting principle                       --            (2,414)
                                                                     -------          --------
Net loss applicable to common stock for basic and diluted
 computations                                                        $(8,661)         $(22,295)
                                                                     =======          ========
Weighted-average number of common shares outstanding during
 the period for basic and diluted computations (in
 thousands)                                                           10,954            94,732
                                                                     =======          ========
Per common share - basic and diluted:
 Loss before cumulative effect of change in accounting
  principle                                                          $ (0.79)         $  (0.21)
 Cumulative effect of change in accounting principle                      --             (0.03)
                                                                     -------          --------
 Net loss                                                            $ (0.79)         $  (0.24)
                                                                     =======          ========
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